Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Selective Insurance Group, Inc.:

We consent to the incorporation by reference in the registration statements of Selective Insurance Group, Inc. (“Selective”) on Form S-8 (Nos. 333-195617, 333-168765, 333-125451, 333-14620, 333-147383, 333-41674, 333-10465, 333-88806, 333-97799, 333-37501, 333-87832, and 333-31942) and Form S-3 (Nos. 333-204846, 333-136578, 333-136024, 333-110576, 333-101489, and 333-71953) of our reports dated February 24, 2016, which appear in Selective’s Annual Report on Form 10-K for the year ended December 31, 2015, with respect to the consolidated balance sheets of Selective and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flow for each of the years in the three-year period ended December 31, 2015, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2015.

/s/ KPMG LLP
New York, New York
February 24, 2016